EXHIBIT 10.2

Dated 16 May 2018

SKYPHARM S.A.

as Commodity Buyer

and

SYNTHESIS – structured commodity trade finance limited

as Loan Receivables Originator

SUPPLEMENTAL DEED OF AMENDMENT

relating to a Trade Finance Facility dated 12 May 2017

as amended

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Index

Clause		Page

1	Definitions and Interpretation	3
2	Variations	4
3	Repayment	6
4	Conditions Precedent	7
5	Representations	8
6	Further Assurance	8
7	Costs and Expenses	9
8	Severability	9
9	Notices	9
10	Counterparts	9
11	Governing Law	9
12	Enforcement	9
Execution Page		10

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THIS DEED is made on 16 May 2018 (the "Agreement")

PARTIES

(1)	SKY PHARM S.A. (ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε.), a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic, holder of General Commercial Registry (ΓΕΜΗ) No. 131417304000 and Tax Registration No. 800597686/Tax Authority FAE Thessaloniki, having its registered office at 5, Agiou Georgiou Street, 57001 Thessaloniki, as Commodity Buyer (the “Commodity Buyer”)

(2)	SYNTHESIS - STRUCTURED COMMODITY TRADE FINANCE LIMITED, a private limited company incorporated in England and Wales, with registered office at 16 Great Queen Street, London, WC2B 5AH, United Kingdom, as Loan Receivables Originator (the “Loan Receivables Originator”)

BACKGROUND

(A)	By a facility agreement dated 12 May 2017 entered into between the Commodity Buyer and the Loan Receivables Originator (the “Trade Finance Facility Agreement”) and a facility letter entered into between the Loan Receivables Originator and the Commodity Buyer dated 12 May 2017 (the “Original Trade Finance Facility Offer Letter”), as amended and supplemented by a facility letter entered into between the Loan Receivables Originator and the Commodity Buyer dated 16 November 2017 (the “Amended Trade Finance Facility Offer Letter” and, together with the Trade Finance Facility Agreement and the Original Trande Finance Facility Offer Letter, the "Facility Documents"), the Loan Receivables Originator granted a trade finance facility to the Commodity Buyer (the “Trade Finance Facility”), in accordance with the terms of the Facility Documents.

(B)	The amount of principal of the Trade Finance Facility which remains outstanding as of 31 March 2018 is €5,866,910.

(C)	The Commodity Buyer has agreed to make a payment in respect of interest and principal in the amount of €1,000,000 on 31 May 2018 (as provided below).

(D)	The Parties now wish to amend certain terms of the Trade Finance Facility in accordance with the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Facility Offer Letters" means, together, the Original Trade Finance Facility Offer Letter and the Amended Trade Finance Facility Offer Letter.

"Finance Documents" means, together, the Trade Finance Facility Agreement, the Facility Offer Letters, the Security Documents, the Title Documents and any other document designated as such by the Loan Receivables Originator and the Commodity Buyer, and "Finance Document" means any of them.

"Party" means a party to this Agreement.

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1.2	Defined expressions

Defined expressions in the Trade Finance Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Trade Finance Facility Agreement

Clause 1.1 (definitions) of the Trade Finance Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document in a form agreed in writing between the Loan Receivables Originator and the Commodity Buyer.

1.5	Designation as a Finance Document

The Loan Receivables Originator and the Commodity Buyer designate this Agreement as a Finance Document.

1.6	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

2	Variations

2.1	Amendments to the Trade Finance Facility Agreement

Subject to and upon the terms and conditions of this Agreement, the parties agree to amend of the Trade Finance Facility Agreement as follows:

(a)	Clause 1 (Definitions) shall be amended to include the following definitions:

"Approved Purchasers" means:

(i)	Day Lewis Medical Limited;

(ii)	P.C.O. Manufacturing Limited;

(iii)	Kohlpharma GmbH;

(iv)	Beragena Arzneimittel GmbH;

(v)	Dr. Fisher Farma B.V.;

(vi)	MPA Pharma GmbH;

(vii)	Abacus Medicine A/S;

(viii)	Doncaster Pharmaceutical Group LTD;

(ix)	Delfarma SP. Z.O.O;

(x)	CST PHARMA LTD;

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(xi)	Medcor Specials B.V.; and

(xii)	2CARE4 APS,

or any other entities agreed in writing by the Loan Receivables Originator.

"Bulgarian Pledged Account" means Account No. BG82 UNCR 70001 5229 79 104 in EUR with Unicredit Bulbank AD, a joint stock company, incorporated and existing under the laws of Bulgaria, having its seat and registered address in 7 Sveta Nedelya Square, Sofia 1000, Bulgaria and registered with the Bulgarian Commercial Registry under UIC 831919536.

"Bulgarian Account Pledge" means the Pledge over the Bulgarian Pledged Account executed in the form of written agreement between the Loan Receivables Originator as pledgee and the Commodity Buyer as pledgor.

"Warehouse" means the Commodity Buyer's owned warehouse at 5 Agiou Georgiou Street, 57001 Thessaloniki.

(b)	Clause 3 (Purpose) shall be amended by the addition of the following sentence at the end of the Clause:

"Alternatively, the Commodity Buyer may also request that the Loan Receivables Originator make payments under the Trade Finance Facility directly to the Commodity Buyer so that the Buyer may discharge its obligations to any Commodity Seller directly. The Loan Receivables Originator may consent to the same at its sole discretion."

(c)	New paragraphs shall be added to Clause 10.3 as follows:

"(k) it will not enter into any Commodity Contract or Onward Commodity Contract which has the effect of granting more than 75 days' delay between the payment for products under the Commodity Contract and receipt of the purchase price under the related Onward Commodity Contract."

"(l) it will not enter into any Onward Commodity Contract with any purchaser other than an Approved Purchaser."

"(m) it will not provide to any Approved Purchaser payment credit terms of more than 60 days from delivery."

"(n) it will not store any products other than in the Warehouse."

"(o) it will not open or maintain any new bank account without the prior consent of the Loan Receivables Originator."

"(p) it will ensure that all Commodity Contracts and Onward Commodity Contracts and related transaction documents for each such transaction are uploaded into a cloud-based document exchange system which is fully accessible by the Loan Receivables Originator.

"(q) it will obtain the approval of the Loan Receivables Originator for any payment of over €50,000, or any payment which causes total payments from the Bulgarian Pledged Account to exceed €500,000 per month."

"(r) it will procure that the total amounts invoiced by the Commodity Buyer to the Approved Purchasers on a quarterly basis are at least equal to the total amount of principal together with accrued interest which is outstanding at any given time under the Trade Finance Facility."

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(d)	A new paragraph (p) shall be added to Clause 11 (Events of Default):

"(p) (i) Gregorios Siokas ceases to directly or indirectly own or control a minimum of 51% of the shares of Cosmos Holdings Inc.; or

(ii) The Commodity Buyer ceases to be the 100% direct or indirect subsidiary of Cosmos Holdings Inc.

(e)	Paragraph 3 of Schedule 1 (Conditions of the Agreement) shall be amended to add the further Security Document:

"Bulgarian Account Pledge"

2.2	Total Facility

(a)	The maximum aggregate Facility Amount is agreed to be €15,000,000. For the avoidance of doubt, this amount is not committed and the Loan Receivables Originator shall have no obligation to provide any further borrowing in addition to the amounts loaned under the Trade Finance Facility on the date of this Deed.

2.3	Interest Rate

(a)	The interest rate on the Trade Finance Facility is agreed as follows:

(i)	for all lending in US Dollars, the one-month LIBOR rate plus 6% margin; and

(ii)	for all lending in Euro, the one-month Euribor rate plus 6% per annum. If the one-month Euribor is zero or less than zero, the interest rate shall be 6% per annum.

(b)	The Commodity Buyer shall pay all accrued interest on the amounts outstanding under the Trade Finance Facility up to the end of each calendar month on the last business day of such calendar month.

2.4	Effective Date

(a)	The agreement of the Loan Receivables Originator contained in Clause 2.1 (Amendments to the Trade Finance Facility Agreement) shall have effect on and from the date of this Agreement.

(b)	The Interest Rate provisions set out in Clause 2.3 shall enter into force commencing from 1 June 2018.

(c)	The Parties further agree that the Trade Finance Facility Agreement shall be amended by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Trade Finance Facility Agreement as amended and supplemented by this Agreement.

3	Repayment

3.1	Partial Repayment on 31 May 2018

(a)	The Commodity Buyer hereby agrees and acknowledges that it shall deposit a minimum amount of €1,000,000 in the Loan Receivables Originator's account in partial repayment of accrued interest and principal in respect of the Trade Finance Facility in immediately available funds on or before 31 May 2018. Any failure to make such payment in full shall constitute an immediate Event of Default.

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(b)	As an amendment to the Facility Offer Letters, the Commodity Buyer agrees to repay the full principal amount of the Trade Finance Facility in accordance with a repayment schedule to be agreed by the parties and in any event no later than 31 May 2021. The Loan Receivables Originator may extend this final repayment date at its sole discretion.

(c)	In addition to the foregoing, the Loan Receivables Originator is entitled to terminate the Trade Finance Facility at any time and permit no further drawdowns. In such case, the Loan Receivables Originator may demand that all outstanding amounts of principal and interest under the Trade Finance Facility be repaid in full within six months from the date of notification.

4	Conditions Precedent

The agreement of the Loan Receivables Originator to enter into the amendments contained in Clause 2 (Amendments to the Trade Finance Facility Agreement) is subject to the fulfilment, or waiver at the Loan Receivables Originator's sole discretion, of the following:

(a)	No Default continuing on the date of this Agreement or resulting from the entry into and performance of the transactions contemplated by this Agreement;

(b)	The Commodity Buyer hereby agrees and acknowledges that it shall deposit a minimum amount of €1,000,000 in the Loan Receivables Originator's account in partial repayment of accrued interest and principal in respect of the Trade Finance Facility in immediately available funds on or before 31 May 2018. Any failure to make such payment in full shall constitute an immediate Event of Default.

(c)	Execution and perfection of the Bulgarian Account Pledge as a first ranking registered pledge over the Bulgarian Pledged Account in accordance with Bulgarian law, and any and all evidence of perfection of the Bulgarian Account Pledge to the satisfaction of the Loan Receivables Originator, including (i) a confirmation of registration of Bulgarian Account Pledge with Bulgarian Central Pledges Registry; (2) a certificate issued by Bulgarian Central Pledges Registry under the file of the Commodity Buyer evidencing ranking of the pledge over the Bulgarian Pledged Account; and (3) notification to the account bank Unicredit Bulbank AD of the pledge over the Bulgarian Pledged Account, received by Unicredit Bulbank AD;

(d)	The Commodity Buyer having submitted documentary evidence to establish that the Approved Purchasers are covered by credit insurance from Euler Hermes and that the credit insurance is fully assigned to the Loan Receivables Originator:

(e)	The Commodity Buyer providing proof that the Approved Purchasers have been duly notified in writing to make all payments to the Commodity Buyer directly to the Bulgarian Pledged Account;

(f)	Evidence that the Commodity Buyer has given irrevocable instructions to Unicredit Bulbank AG to transfer immediately all amounts which correspond to payments received from the Approved Purchasers, deposited in Account No. BG48UNCR70001522393060 - UNCRBGSF to the Bulgarian Pledged Account and that Unicredit Bulbank AG has confirmed receipt of the same;

(g)	Power of attorney having been executed by the Commodity Buyer in relation to the Bulgarian Pledged Account which will provide that the Loan Receivables Originator must approve any payment of over €50,000, or any payment which causes total payments from the Bulgarian Pledged Account to exceed €500,000 per month;

(h)	Updated evidence having been delivered to the Loan Receivables Originator that the Commodity Buyer has adequate and appropriate Warehouse storage insurance and that the Commodity Buyer is named as loss payee; and

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(i)	the representations and warranties contained in clause 10 (representations and warranties, and covenants) of the Trade Finance Facility Agreement to be made by the Commodity Buyer being true on the date of this Agreement.

5	Representations

5.1	Trade Finance Facility Agreement representations

The Commodity Buyer makes the representations and warranties set out in clause 10 (representations and warranties, and covenants) of the Trade Finance Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement.

6	Further Assurance

6.1	Further assurance

(a)	The Commodity Buyer shall promptly, and in any event within the time period specified by the Loan Receivables Originator do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Loan Receivables Originator may specify (and in such form as the Loan Receivables Originator may require in favour of the Loan Receivables Originator or its nominee(s)) to implement the terms and provisions of this Agreement.

(b)	The Commodity Buyer shall promptly, and in any event within the time period specified by the Loan Receivables Originator do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Loan Receivables Originator may specify (and in such form as the Loan Receivables Originator may require in favour of the Loan Receivables Originator or its nominee(s)) to create, perfect, vest in favour of the Loan Receivables Originator or protect the priority of the security or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and supplemented by this Agreement or for the exercise of any rights, powers and remedies of the Loan Receivables Originator provided by or pursuant to the Finance Documents as amended and supplemented by this Agreement or by law;

(c)	the Commodity Buyer shall, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Loan Receivables Originator by or pursuant to the Finance Documents as amended and supplemented by this Agreement.

6.2	Additional corporate action

At the same time as the Commodity Buyer delivers to the Loan Receivables Originator any document executed under this Clause 6 (Further Assurance), the Commodity Buyer shall deliver to the Loan Receivables Originator a letter signed by the Commodity Buyer's legal representative which shall:

(a)	be accompanied by a duly certified true copy of resolution of the Commodity Buyer’ board of directors meeting specifically authorising the execution of the document specified by the Loan Receivables Originator; and

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(b)

state that the resolution of the Commodity Buyer’s board of directors meeting was duly passed at a meeting of the board of directors validly convened and held, throughout which a quorum of partners entitled to vote on the resolution was present and that it is valid under the Commodity Buyer's articles of association or other constitutional documents.

7	Costs and Expenses

Clause 7 (costs) of the Trade Finance Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Severability

The invalidity or unenforceability of any provision of this Agreement for any reason whatsoever shall in no way affect the validity or enforceability of the remaining provisions contained herein. The remaining valid, legal and enforceable clauses of this Agreement shall be interpreted taking into account the economic purpose of this Agreement.

9	Notices

Clause 23 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

10	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement

12.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Parties accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 12.1 (Jurisdiction) is for the benefit of the Loan Receivables Originator only. As a result, the Loan Receivables Originator shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Loan Receivables Originator may take concurrent proceedings in any number of jurisdictions.

This Agreement has been executed as a Deed on the date stated at the beginning of this Agreement.

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EXECUTION PAGE

COMMODITY BUYER

EXECUTED AS A DEED by	) /s/ Grigorios Siokas
)
for and on behalf of	)
SKYPHARM S.A.	)
in the presence of:	)

Witness' signature:	) /s/ Georgios Terzis
Witness' name:	)
Witness' address:	)

LOAN RECEIVABLES ORIGINATOR

EXECUTED AS A DEED by	) /s/ Spyros Papadopoulos
)
duly authorized	)
for and on behalf of	)
SYNTHESIS – STRUCTURED COMMODITY	)
TRADE FINANCE LIMITED	)
)
in the presence of:	)

Witness' signature:	) /s/ Georgios Terzis
Witness' name:	)
Witness' address:	)

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